UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2008 (August 22, 2008)

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2008, in connection with the change in its fiscal year end noted in Item 5.03 below, Healthways, Inc. (the “Company”) entered into a fifth amendment to its Third Amended and Restated Revolving Credit and Term Loan Agreement (the “Agreement”) dated as of December 1, 2006 to update references in the Agreement to the Company’s fiscal year end and fiscal quarters and the resulting reporting requirements. A copy of the amendment is attached hereto as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2008, the Company’s Board of Directors approved a change in the Company’s fiscal year end from August 31 to December 31. The report covering the four-month transition period ending December 31, 2008 will be filed on Form 10-Q. A copy of the press release issued on August 25, 2008 announcing the change in fiscal year end is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1

Fifth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement, dated August 22, 2008 by and among Healthways, Inc., various lenders, and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender

Exhibit 99.1	Press Release dated August 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Mary A. Chaput
Mary A. Chaput
Chief Financial Officer

Date: August 25, 2008

EXHIBIT INDEX

Exhibit 10.1

Fifth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement, dated August 22, 2008 by and among Healthways, Inc., various lenders, and SunTrust Bank, as Administrative Agent, Issuing Bank and Swingline Lender

Exhibit 99.1	Press Release dated August 25, 2008